                   APPLICATION SOFTWARE PURCHASE AGREEMENT

     THIS AGREEMENT made as of the 6th day of May, 1997 (the "Effective
Date").

     BETWEEN: 605285 ONTARIO INC., an Ontario corporation, having an office in Etobicoke, Ontario ("Purchaser")

     OF THE FIRST PART

     AND

     DATALINK SYSTEMS CORPORATION, a Nevada corporation, having an office in San Jose, California (hereinafter referred to as "Systems")

     OF THE SECOND PART

     WHEREAS:

     1.     Systems is the beneficial owner of the Purchased Assets; and

     2. Systems has agreed to sell and assign the Purchased Assets to Purchaser and Purchaser has agreed to purchase the Purchased Assets on the terms and conditions hereinafter set forth and contained.

     NOW THEREFORE, THIS AGREEMENT WITNESSETH THAT in consideration of the premises and mutual covenants herein contained, the parties hereto agree as follows:

                               ARTICLE 1
                            INTERPRETATION

     1.1  Definitions

     In this Agreement, the recitals and the schedules, if any, the following words, phrases and expressions shall have the following meanings:

          a. "Application Software" means the computer programs consisting of the modules and having the functional and technical specifications more particularly described in Schedule A to this Agreement together with Enhancements;

          b. "Asset Valuation Report" means the Indication of Fair Market Value report dated __________, 1997, prepared for Purchaser by Corporate Valuation Services Limited effective as of the Valuation Date, as defined in the Asset Valuation Report;

          c.     "Closing" has the meaning set out in Section 7.1;

          d. "Closing Date" means May 6,1997, or such other date as the parties may agree;

          e. "Confidential Information" of a party (the "Disclosing Party") shall mean information of a confidential and proprietary nature relative to the Disclosing Party or its business and other matters deemed confidential and proprietary by the Disclosing Party, written notice of which is given to the party receiving such information (the "Receiving Party"). Notwithstanding the foregoing, "Confidential Information" of the Disclosing Party shall not include:

               i. written information not clearly marked as confidential or oral disclosures not subsequently confirmed in writing as confidential;

               ii.     information which the Receiving Party can demonstrate

                    A. was published or generally known in the industry at the time of its disclosure by the Disclosing Party, or became published or generally known in the industry without breach of this Agreement by the Receiving Party;

                    B. was known to the Receiving Party at the time of disclosure by the Disclosing Party, independently of the Disclosing Party and without breach of an obligation of confidentiality to the Disclosing Party;

                    C. is disclosed to the Receiving Party by a third party which had a right to disclose such information and was not in breach of an obligation of confidentiality to the Disclosing Party;

                    D. is independently developed by the Receiving Party without use, directly or indirectly, of any Confidential Information of the Disclosing Party; or

                    E. information required to be disclosed pursuant to applicable law, regulation, judicial or administrative order, lawful subpoena or enforceable discovery demand, provided the Receiving Party uses commercially reasonable efforts to obtain confidential treatment of such information.

          f.     "Customers" means any person using the Service;

          g. "Documentation" has the meaning specified in Subsection v. of the definition of Purchased Assets;

          h. "Enhancement" means any improvement, revision or other modification made to the Application Software by Vendor to be utilized with the Service, including, without limitation, any improvement, revision or other modification made by Vendor which is necessary:

               i.   to provide Customers with a then current Service;

               ii. to keep the Service compatible with the personal computer and networking technology then in use; and

               iii. to maintain the Service as a state of the art or industry leading technology,

          including, without limitation, the changes set out in Appendix A.1 to Schedule A to the extent that Purchaser's Manager pursuant to the Management Agreement continues to believe that they make sense in light of then current market conditions and technical developments;

          i.    "Infringement Claims" has the meaning specified in Subsection
5.1.b.;

          j. "Intellectual Property" has the meaning specified in Subsection iv. of the definition of Purchased Asset";

          k. "Letter of Representation" means a letter from Systems to Corporate Valuation Services Limited in substantially the form attached as Schedule B;

          l. "Management Agreement" means the Management and Marketing Agreement to be entered into by Purchaser and Systems on Closing for the
                               -2-
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management and marketing of the Purchased Assets;

          m. "Note" means the 6.0% Secured Term Note, secured by the Purchased Assets, in substantially the form attached as Schedule D;

          n. "Originality Certificate" means the Officer's Certificate in the form attached as Schedule C;

          o.     "Purchase Price" has the meaning specified in Section 2.1;

          p. "Purchased Assets" means the Application Software and all of Systems' property and rights necessary for the ownership of, operation of, or the realization of benefits from, the Service, including, without limitation:

               i. all products associated with or derivatives of the Application Software utilized to provide the Service;

               ii. the benefit of all agreements necessary for the ownership of, operation of, or the realization of the benefit from, the Service, including, without limitation, all service agreements and third party license agreements;

               iii. all inventions necessary for the ownership of, operation of, or realization of the benefit from, the Service, including, without limitation, ideas, research, discoveries, designs, systems, patterns, specifications, technology, know-how, formulae, confidential information, data, computer software development tools, operating systems, subroutines, algorithms, methods and processes;

               iv. all intellectual property rights necessary for the ownership of, operation of, or realization of the benefit from, the Service, including, without limitation, patents, trademarks, copyrights and trade secrets and applications for and the right to apply for any intellectual property, but excluding all trademark rights to the word QUOTEXPRESS subject to Section ___, herein (the "Intellectual Property"); and

               v. copies of all records, documents (including, without limitation, user documentation and source code listings), correspondence, notes and rights related to the foregoing ("Documentation");

          q.     "Purchase Price" has the meaning set out in Section 2.1;

          r. "Section" means any section, subsection, article, clause, subclause, paragraph or subparagraph of this Agreement;

          s. "Security Agent Agreement" means the Security Agent Agreement to be entered into by Systems, Purchaser and Morris/Rose Ledgett, as security agent, on the Closing, for the purpose of holding the Purchased Assets pursuant to the terms thereof;

          t. "Service" means a service that provides for the delivery of real time stock quotes utilizing the Application Software, wireless technology and alphanumeric paging services, and commonly known as the "QUOTEXPRESS."

          u. "Warrant" means the warrant entitling Purchaser to acquire Two Hundred Thousand (200,000) shares of Common Stock of Systems, commencing on the Effective Date and continuing until the third anniversary of the Effective Date.

     1.2  Interpretation
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          a.     The terms "this Agreement", " hereof", "hereunder" and
similar expressions refer to this Agreement and not to any particular Section, Subsection or other portion of this Agreement and include any agreement amending or supplementing this Agreement. Unless something in the subject matter or context is inconsistent therewith, reference herein to Sections and Subsections are to Sections and Subsections of this Agreement.

          b. Except as specifically stated in this Agreement, all references to currency are to Canadian dollars.

          c. This Agreement shall be governed by and interpreted in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein, except the conflict of laws rules, and the parties attorn to the jurisdiction of the courts of the Province of Ontario and the Federal Courts of Canada. The parties expressly exclude the application of the Vienna Convention for the International Sale of Goods.

          d. Wherever the singular, plural, masculine, feminine or neuter is used throughout this Agreement the same will be construed as meaning the singular, plural, masculine, feminine, neuter, body politic or body corporate where the fact or context so requires and the provisions hereof and all covenants herein will be construed to be joint and several when applicable to more than one party.

          e. Headings are inserted in the Agreement for convenience of reference only and are not intended to affect the Agreement's interpretation.

     1.3  Schedules

     The following schedules are incorporated into and made part of this
Agreement:

          Schedule A     -    Application Software Specifications
          Schedule B     -    Letter of Representation to Corporate
                              Valuation Services Limited
          Schedule C     -    Originality Certificate
          Schedule D     -    Form of Note
          Schedule E     -    Exceptions to the representations and
                              warranties set out in Article 4, if any
          Schedule F     -    Warrant

                                ARTICLE 2
                  AGREEMENT TO SELL, ASSIGN AND PURCHASE

     2.1 Systems hereby sells, assigns and transfers all its right, title and interest in the Purchased Assets to Purchaser and Purchaser hereby purchases the entire right, title and interest of Systems therein, as of the Effective Date, at and for $18,100,000 Canadian (the "Purchase Price") payable in accordance with Article 3 hereof.

     2.2 The parties agree that the fair market value of the Purchased Assets is equal to the Purchase Price and agree that this determination is final and conclusive between them.

     2.3 Subject to the terms and conditions of this Agreement, Systems shall grant to Purchaser, and Purchaser shall accept, the Warrant, entitling Purchaser to acquire Two Hundred Thousand (200,000) shares of Common Stock of Systems upon the terms and conditions set forth therein.
                               -4-
     2.4 Systems hereby grants Purchaser an option to acquire all right, title and interest in, to and under the trademark "QUOTEXPRESS", together with any good will of the business connected with the use of and symbolized by said trademark, at an exercise price of Canadian Ten Dollars (Cdn. $10.00). The option set forth herein shall become exercisable, if at all, in the event of termination or expiration of the Marketing Agreement, provided that Purchaser is not then in default thereof. This option shall terminate and be of no further force and effect on the 180th day following termination or expiration of the Marketing Agreement.

     In the event of exercise of the option described herein and at Purchaser's request, Systems will (i) promptly execute a written assignment of title to Purchaser for the QUOTEXPRESS trademark and waive all moral rights therein, (ii) assist Purchaser in every proper way (but at Purchaser's expense) to obtain and from time to time enforce trademark and other rights and protections relating to the QUOTEXPRESS trademark, and to that end, agrees to execute all documents for use in applying for and obtaining trademark registration, rights and protections, as Purchaser may desire, together with any assignments thereof to Purchaser or persons designated by it. In the event Purchaser is unable, after reasonable effort, to secure signatures on any documents needed to apply for any trademark registration or other right or protection relating to the QUOTEXPRESS invention, whether because of physical or mental incapacity or for any other reason whatsoever, Systems hereby irrevocably designates and appoints Purchaser and its duly authorized officers and agents as his agent and attorney-in-fact, to act for and in its behalf and stead, to execute and file any such application or applications and to do all other lawfully permitted acts to further the issuance of trademark registrations or similar protections thereon with the same legal force and effect as if executed by it.

                                 ARTICLE 3
                         PURCHASE PRICE AND PAYMENT

     3.1 The Purchase Price will be payable partly in cash and partly by execution and delivery of the Note for the balance of the Purchase Price as follows:

          a. $100,000 to be paid to the solicitors of the Purchaser and credited against the purchase price on the Closing Date; and

          b.     $4,072,500 on Closing, by wire transfer; and

          c.     $14,027,500 by execution and delivery of the Note;

     3.2 Purchaser will deduct and remit any withholding tax required to be deducted and remitted in connection with any payment made under this
Section 3.1.

     3.3 Purchaser will not be responsible for any taxes, levies or other similar assessments including, without limitation, sales or use taxes payable in connection with the purchase and sale contemplated by this Agreement, if any.

                                  ARTICLE 4
                         REPRESENTATIONS AND WARRANTIES

     4.1      Representations of Systems

     Systems hereby, undertakes, represents and warrants to Purchaser at the date hereof, at the Closing Date, and acknowledges that Purchaser is relying on such undertakings, representations and warranties that:

          a.     Systems is a corporation (i) duly incorporated and organized,
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
validly subsisting and in good standing under the laws of the jurisdiction of its incorporation; (ii) duly authorized, with necessary and sufficient permits and licenses to enable it to own its properties and to carry on its business as presently owned and carried on by it; and (iii) having the power and authority and right to enter into this Agreement and each and every agreement and document to be executed and delivered by it pursuant hereto and to perform each of its obligations as therein and herein contained;

          b. neither execution nor delivery of this Agreement and each and every other agreement executed and delivered by Systems pursuant hereto nor the fulfillment or compliance with any of the terms hereof or thereof will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, the articles and by-laws, as amended, of Systems or any material agreement or instrument to which Systems is subject or will require any consent or other action by any person or administrative or governmental body;

          c. Systems now has and on the Closing Date will have good and marketable title, free and clear of any and all claims, liens, encumbrances, mortgages, security interests and charges, licenses or rights of other persons whatsoever to all of the Purchased Assets except as set out in Subsection 4.1
c. of Schedule E;

          d. there are no agreements or contracts or other documents pertaining to the acquisition or development of the Purchased Assets except as set out in Subsection 4.1 d. of Schedule E, copies of which have been delivered to Purchaser and its counsel;

          e. the names of the individuals involved in the development of the Application Software, the Purchased Assets or any element thereof, are set out in Subsection 4.1.e. of Schedule E and all these individuals were:

               i. employees of Systems or its predecessor in interest who worked within the scope of their employment to develop the Application Software, the Purchased Assets, or any element thereof, and who executed a written waiver of their moral rights in the copyright to the foregoing in favour of Systems;

               ii. independent contractors or employees of independent contractors which contractors were subject to agreements assigning their interest, if any, in the Application Software, Purchased Assets, or any element thereof to Systems or its predecessor in interest, and who executed a written waiver of their moral rights in the copyright to the foregoing in favour of Systems; a description of which agreements is set out in Subsection
4.1 d. of Schedule E and copies of which agreements have been delivered to Purchaser and its counsel;

          f. the Application Software does not contain any third party software except as set out in Subsection 4.1 f. of Schedule E, and Systems has licenses for such third party software which allow Systems to market such software, directly or indirectly through sublicensees, as part of the Application Software and those licenses which are assignable, will be assigned to Purchaser on Closing, and with respect to those licenses which are not assignable, Systems will procure new licenses in the name of Purchaser, or if unavailable, Systems will procure new licenses in the name of Purchaser to similar products and will modify the source code of the Application Software, if necessary, to be compatible at its own cost and expense. None of the third party software is custom software developed specifically for use with the Application Software; or, if the third party software is so customized; the license is assignable to the Purchaser, perpetual in term, and terminable only for material breach following a reasonable cure period. All of the third party software is readily available in the open market and capable of being obtained by the Purchaser in the event a license terminates, or if the particular software is not capable of being obtained at such time, other software suitable for substitution therefor is readily available in the open market and Systems will modify, at its own cost and expense, the source code of the Application Software, if necessary, to be compatible;

          g. the Application Software, and any other aspect of the Service, was not derived from any third party's pre-existing material except as set out in Subsection 4.1 g. of Schedule E;

          h. Systems has not used or enforced or failed to use or enforce any Intellectual Property rights or other rights associated with the Application Software or Purchased Assets in any manner which could adversely affect the validity or enforceability of the Intellectual Property;

          i. to the best of its knowledge there is not, and has not been, any infringement or violation of Systems' rights in and to the Intellectual Property;

          j. Systems has not received notice of any claim of adverse ownership, invalidity or other opposition to or conflict with the Purchased Assets;

          k. there are now no and at the Closing Date will be no action, claim or demand or other proceedings pending or, to the best of its knowledge, threatened against Systems before any court or administrative agency which could materially adversely affect the financial condition or overall operations of Systems or the Purchased Assets, and no judgment, order or decree enforceable against Systems which does involve or may require the expenditure of money as a condition to or a necessity for the right or ability of Purchaser to conduct its business involving the Purchased Assets;

          l. it has not entered into any agreement which would entitle any person to any valid claim against Purchaser for a broker's commission, finder's fee or any like payment in respect of the purchase and sale of the Purchased Assets or any other matters contemplated by this Agreement;

          m. the Application Software has been developed in accordance with good professional standards applicable in the computer software industry including, without limitation, using modern flexible programming languages and development tools and writing computer code to allow the relevant Application Software to run efficiently and ensure year 2000 complaint operation;

          n. the Application Software operates in accordance with the applicable associated user Documentation;

          o. there are no licenses, agreements approvals or consents required or advisable to enable Systems to lawfully and properly market the Application Software and the Service in Canada and the United States and no such licenses, agreements, approvals or consents will be required by Purchaser;

          p. it has not done anything so as to preclude Purchaser from having full enjoyment and quiet possession of the Purchased Assets;

          q. there are no outstanding options, agreements of purchase and sale or other agreements or commitments obligating Systems to sell the Purchased Assets or any of them, except pursuant to this Agreement;

          r. there are no taxes, levies or other similar assessments including, without limitation, sales, use or other taxes payable by Systems in connection with the purchase and sale contemplated by this Agreement;

          s.     the Application Software is available for use;

          t. the Purchased Assets are not used in carrying on a business in Canada;

          u. the assumptions, referred to in the Asset Valuation Report, are true and correct;

          v. the Application Software is application software and is not systems software as the terms "application software" and "systems software" are generally used and understood in the computer industry; and

          w. all copyright, patent or trademark registrations or applications for registration of the Application Software in any jurisdiction have been disclosed to the Purchaser, including complete and accurate documentation relating thereto; if there are no such applications or registrations, then Systems shall supply to the Purchaser, on closing, all relevant or necessary information and documentation which will enable the Purchaser to make such application for registration of patent, copyright or trademark as Purchaser may determine.

All of the representations, warranties and covenants contained in this Agreement made and to be made by Systems will survive the Closing Date and continue in full force and effect for the benefit of Purchaser until the later of (i) full payment of all amounts owing under the Note; and (ii) the third anniversary of the Effective Date.

     4.2  Representations and Warranties of Purchaser

     Purchaser undertakes, represents and warrants to Systems at the date hereof and at the Closing Date and acknowledges that Systems is relying on such undertakings, representations and warranties that Purchaser is now and on the Closing Date will be a corporation (i) duly incorporated and organized, validly subsisting and in good standing under the laws of the jurisdiction of its incorporation; (ii) duly authorized, with necessary and sufficient permits and licenses to enable it to own its properties and to carry on its business as presently owned and carried on by it; and (iii) having the corporate power and authority and right to enter into this Agreement and each and every agreement to be executed and delivered by Purchaser pursuant hereto and to perform each of its obligations as therein and herein contained to purchase the Purchased Assets in accordance with the terms of this Agreement.

     The representations, warranties and covenants contained in this Agreement and made and to be made by Purchaser will survive the Closing Date and continue in full force and effect for the benefit of Systems while any money due on the Note is outstanding.

                              ARTICLE 5
                              COVENANTS

     5.1  Systems' Assumption of Liability and Indemnity

     Systems hereby covenants and agrees to be liable to Purchaser for and to indemnify and save harmless Purchaser from and against, effective as and from the Closing Date, any claims, demands, actions, causes of action, damage, loss, costs (including legal costs of a solicitor), liability or expense which may be made or brought against Purchaser and which it may suffer or incur as a result of, in respect of, or arising out of:

          a. any non-fulfillment of or breach of any covenant, undertaking, representation or warranty on the part of Systems, under this Agreement or any document or instrument contemplated by this Agreement; and

          b. subject to Section 5.3, infringement of any third party rights to the Intellectual Property as a result of the use of the Intellectual Property by Purchaser on or after the Closing Date ("Infringement Claims").

     5.2  Purchaser's Assumption of Liability and Indemnity

     Purchaser hereby covenants and agrees to be liable to Systems for and to indemnify and save harmless Systems from and against, effective as and from the Closing Date, any claims, demands, actions, causes of action, damage, loss, costs (including legal costs of a solicitor), liability or expense which may be made or brought against Systems and which it may suffer or incur as a result of, in respect of, or arising out of any non-fulfillment of or breach of any covenant, undertaking, representation or warranty on the part of Purchaser under this Agreement or any document or instrument contemplated by this Agreement.

       5.3  Limitation on Indemnity for Infringement Claims

     Systems' obligation to indemnify Purchaser, set out in subsection 5.1 b. is subject to Purchaser providing Systems with prompt notice of any Infringement Claims forthwith upon Purchaser receiving notice of such claims. Purchaser may defend the claim, at its own expense. Systems, at its own expense, also has the right to defend any Infringement Claim either by itself, if Purchaser has elected not to do so, or jointly with Purchaser. Purchaser will provide reasonable assistance to Systems with respect to the defense of any Infringement Claim, at Systems' reasonable expense. Systems will provide reasonable assistance to Purchaser with respect to the defense of any Infringement Claim, at Purchaser's reasonable expense.

     5.4  Other Covenants

     Systems (and with respect to Section 5.4 d. only, Purchaser) covenants and agrees as follows:

          a. until the Closing Date, Systems will not sell, license or otherwise dispose of any of the Purchased Assets or any part thereof or interest therein, or agree to do so, or enter into any negotiations with a view to any of the foregoing, without the prior approval of Purchaser;

          b. Systems will make available to Purchaser for due diligence investigations, all information, documents and agreements pertaining to the development, acquisition and marketing of the Application Software and Service including, without limitation, computer code and related documentation, marketing and product business plans and the full cooperation of Systems management;

          c. Systems will complete the Certificate of Originality and deliver it to Purchaser and Purchaser's counsel on or before Closing;

          d. each Receiving Party that receives Confidential Information from the Disclosing Party shall maintain such Confidential Information in confidence, shall not reveal the same to any third party (other than its employees on a need to know basis in connection with the Receiving Party's performance under this Agreement or the Management Agreement) and shall not use such Confidential

Information, directly or indirectly, for any purpose other than as required in the performance of this Agreement or the Management Agreement; and

          e. Systems will acquire, at its expense and in Purchaser's name, licenses for any third party software comprising part of the Purchased Assets not assignable or assigned by Systems to Purchaser.

                               ARTICLE 6
                          CONDITIONS PRECEDENT

     6.1  Conditions to Purchaser's Obligations

     The obligations of Purchaser hereunder will be subject to the satisfaction or compliance with, at or before Closing, of each of the following conditions precedent (each of which is hereby acknowledged to be included for the exclusive benefit of Purchaser and may be waived in writing in whole or in part):

          a. the execution and delivery of all of the closing deliveries identified in Section 7.3;

          b. all legal and regulatory approvals and consents, whether from shareholders, governmental authorities or other third parties necessary to the completion of the transactions contemplated by the terms of this Agreement have been obtained;

          c. there will have been no material adverse change, financial or otherwise, in Systems or the Purchased Assets;

          d. Systems will have performed or complied with, in all respects, all of its undertakings, covenants and agreements hereunder to be performed or complied with; and

          e.     the representations and warranties of Systems contained in
Section 4.1 will be true and correct on Closing.

     6.2  Conditions to Systems' Obligations

     The obligations of Systems hereunder will be subject to the satisfaction or compliance with, at or before Closing, of each of the following conditions precedent (each of which is hereby acknowledged to be included for the exclusive benefit of Systems and may be waived in writing in whole or in part):

          a. delivery of the Purchase Price, and the execution and delivery of all closing deliveries identified in Section 7.4;

          b. Purchaser will have performed or complied with, in all respects, all of its undertakings, covenants and agreements hereunder to be performed or complied with; and

          c.     the representations and warranties of Purchaser contained in
Section 4.2 will be true and correct on Closing.

                                 ARTICLE 7
                                 CLOSING

7.1      Closing Date

     The transaction of purchase and sale contemplated by this Agreement will be completed at 3:00 P.M. on the Closing Date at the offices of Purchaser's

Solicitors  ("Closing").

7.2      Survival

     This Agreement and its component parts will not merge upon Closing or on execution, delivery or registration of any documents executed, delivered or registered pursuant to this Agreement or otherwise, but will survive Closing. Without limiting the generality of the foregoing, the parties hereto expressly acknowledge and agree that the option to acquire the "QUOTEXPRESS" trademark will survive the Closing and continue in full force.

7.3     Systems' Closing Deliveries

     At the Closing, Systems will duly execute and deliver or cause to be executed and delivered to Purchaser the following:

          a.     a bill of sale assigning the Purchased Assets to Purchaser;

          b.     the Management Agreement;

          c.     the Originality Certificate;

          d.     the Letter of Representation;

          e.     the Security Agent Agreement;

          f.     the Warrant;

          g. copies of the Purchased Assets including, without limitation, copies of all Documentation;

          h. certified copies of resolutions of the directors of Systems authorizing the transactions; and

          i. such other agreements and documents as Purchaser may reasonably request to give effect to the terms and conditions of this Agreement.

          j. originals of all authors' assignments of copyright, patent and trademark and waivers of moral rights in the Application Software;

          j. copies of all patent, trademark and copyright registrations in respect of the Application Software; and

          k. information sufficient to enable the Purchaser to apply for and receive registration of copyright, patent or trademark in or relating to the Application Software.

     7.4      Purchaser's Closing Deliveries

     At Closing Purchaser will execute and deliver or cause to be executed and delivered the following:

          a. wire transfer, bank draft or solicitor's trust cheque for the cash amount of the Purchase Price payable on Closing pursuant to Section 3.1, subject to any withholding tax payable in connection with such payment;

          b.     the Note;

          c.     the Management Agreement;

          d.     the Security Agent Agreement;

          e. any representations or other documentation reasonably required by Systems in connection with the issuance of the Stock Certificate;

          f.     the Warrant;

          g. a certified copy of a resolution of the directors of Purchaser authorizing the transactions; and

          h. such other agreements and documents as Systems may reasonably request to give effect to the terms and conditions of this Agreement.

     7.5  Delivery to Security Agent

     At Closing and as security for its obligations under the Note, Purchaser will electronically deliver to the Security Agent, under the Security Agent Agreement, the source code for the Application Software delivered to Purchaser by Systems.

                               ARTICLE 8
                                NOTICES

     Every request, notice, statement, communication, bill or waiver provided for in this Agreement shall be in writing and shall be directed to whom it is to be given, made or delivered at such person's address for service as specified in this Section and may be served:

          a. personally, by delivering it to whom it is to be served during that person's normal business hours. Any personally served notice shall be deemed to be received by the addressee, for the purposes of this Agreement, when actually delivered as aforesaid; or

          b. by telecopy (or by any other like method by which a written and recorded message may be sent) directed to whom it is to be given, unless the sender is aware that the relevant receiving equipment is not functioning properly. Any notice so served shall be received by the addressee, for the purposes of this Agreement upon written acknowledgment of receipt of such telecopy.

      The addresses for service of notices hereunder of the following persons shall be:

          Systems:    DataLink Systems Corporation
                      2105 Hamilton Avenue
                      Suite 240
                      San Jose, CA 95125

                      Attention: President

          Purchaser:  605285 Ontario Inc.
                      1350 Martin Grove Road
                      Etobicoke, Ontario
                      M9W 4X3
                      CANADA
                      Attention:  Secretary-Treasurer
                      Fax No. (905) 880-4123

    Any of the foregoing may change their address for service in this Section by notice given in accordance with this Section.

                              ARTICLE 9
                            MISCELLANEOUS

     9.1  Severability

      If any one or more of the provisions or parts thereof contained in this Agreement should be or become invalid, illegal or unenforceable in any respect in any jurisdiction, the remaining provisions or parts thereof contained herein will be and will be conclusively deemed to be, as to such jurisdiction, severable therefrom and:

          a. the validity, legality or enforceability of such remaining provisions or parts thereof will not in any way be affected or impaired by the severance of the provisions or parts thereof severed; and

          b. the invalidity, illegality or unenforceability of any provision or part thereof contained in this Agreement in any jurisdiction will not affect or impair such provision or part thereof or any other provisions of this Agreement in any other jurisdiction.

     9.2  Further Assurances

     Each of the parties will, at any time and from time to time at the request of the other, execute and deliver any and all such further instruments or assurances as may be necessary or desirable to give effect to the terms and conditions of this Agreement.

     9.3  Counterpart and Facsimile Execution

     This Agreement, and any and all ancillary documents contemplated herein, may be executed in one or more counterparts and may be executed by facsimile signatures and all such counterparts and facsimile signatures taken together will constitute one and the same Agreement and will be binding on the parties as if they had originally signed one copy of this Agreement.

     9.4  Assignment

     Purchaser may assign any part of its interest in this Agreement or the Purchased Assets, except that any assignment to a competitor of Systems requires the prior written consent of Systems. Such assignment shall be effected by:

          a. giving written notice of the name and address of the assignee;

          b. by delivering to Systems a written undertaking of the assignees acknowledging receipt of a copy of this Agreement and agreeing to be bound by the terms and conditions of this Agreement.

     Systems may not assign this Agreement, without the prior written consent of Purchaser, except that Systems may assign this Agreement in whole, but not in part, and only with an assignment of all of its rights and obligations under the Note and the Security Agent Agreement, to (I) any corporation, partnership or other entity which is controlled by, controlling or under common control with, Systems; or (ii) a purchaser of all or substantially all the assets of Systems, or any person or entity into which systems is merged or consolidated by:

          a. giving written notice of the name and address of the assignee;

          b. by delivering to Purchaser a written undertaking of the assignees acknowledging receipt of a copy of this Agreement and agreeing to be bound by the terms and conditions of this Agreement.

     9.5  Binding Effect

     This Agreement and all of its provisions will enure to the benefit of the parties and their respective successors and assigns, and will be binding upon the parties and their respective successors and assigns. The expressions "Systems" and "Purchaser". as used herein will include Systems' and Purchaser's assigns whether immediate or derivative, respectively.

     9.6  Time of the Essence

     Time will be of the essence of this Agreement.

     9.7  Amendment

     This Agreement may be altered or amended in any of its provisions when any such changes are reduced to writing and signed by the parties hereto but not otherwise.

     9.8  Costs

     Each party hereto will bear its own legal, accounting and other costs relating to all matters involved in this transaction.

     9.9  Confidentiality

     Each of the parties will treat this Agreement and all information relating to this Agreement and the transactions contemplated by this Agreement confidentially and no public disclosure by any party will be made without the prior approval of the other, not to be unreasonably withheld, except as legally required by a party to satisfy disclosure obligations to shareholders and regulators, in which case simultaneous notice of such disclosure will be given to the other parties.

     9.10     Entire Agreement

     This Agreement, the Management Agreement, the Security Agent Agreement, the Note and the exhibits and schedules referenced in each of the foregoing constitute the entire Agreement among the parties and supersedes all proposals, oral or written, and all other Systems among them relating to the subject matter hereof.

     IN WITNESS WHEREOF the Parties hereto have executed this Agreement on the day first above written.

                         DATALINK SYSTEMS CORPORATION

                         By:/s/ Anthony LaPine
                            Anthony LaPine
                            Chief Executive Officer

                         605285 ONTARIO INC.

                         By:/s/ Gino DiGioacchino
                            Gino DiGioacchino
                            Secretary-Treasurer
                               -14-
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